Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following registration statements of our reports dated February 18, 2022, with respect to the consolidated financial statements of Liberty TripAdvisor Holdings, Inc. and subsidiaries and the effectiveness of internal control over financial reporting.

Description	Registration Statement No.	Description
S-8	333-198649	Liberty TripAdvisor Holdings, Inc. Transitional Stock Adjustment Plan, as amended
S-8	333-198650	Liberty TripAdvisor Holdings, Inc. 2014 Omnibus Incentive Plan (Amended and Restated as of March 11, 2015), as amended
S-8	333-201011	Liberty TripAdvisor Holdings, Inc. 2014 Omnibus Incentive Plan (Amended and Restated as of March 11, 2015), as amended
S-8	333-233245	Liberty TripAdvisor Holdings, Inc. 2019 Omnibus Incentive Plan
S-8	333-235371	Liberty TripAdvisor Holdings, Inc. 2019 Omnibus Incentive Plan
S-8	333-251296	Liberty TripAdvisor Holdings, Inc. 2019 Omnibus Incentive Plan
S-8	333-260909	Liberty TripAdvisor Holdings, Inc. 2019 Omnibus Incentive Plan

/s/ KPMG LLP

Denver, Colorado
February 18, 2022